EXHIBIT 99.1

GENERAL FINANCE CORPORATION

NEWS RELEASE
(For Immediate Release)

GENERAL FINANCE CORPORATION REPORTS FIRST QUARTER OF FISCAL YEAR 2011 RESULTS

HIGHER REVENUES AND PROFITABILITY

Pasadena, CA – November 11, 2010 - General Finance Corporation (“General Finance” and, with its consolidated subsidiaries, the “Company”) (NASDAQ: GFN, GFNCL and GFNCZ) today announced its consolidated financial results for the first quarter of the fiscal year ending June 30, 2011. The results include RWA Holdings Pty Limited and subsidiaries (“Royal Wolf”), the leading provider of portable storage solutions in Australia and New Zealand, and Pac-Van, Inc. (“Pac-Van”), a key provider of modular buildings and mobile office units in the United States.

First Quarter Ended September 30, 2010 (“QE1 FY 2011”) Results Compared to First Quarter Ended September 30, 2009 (“QE1 FY 2010”) Results

•	Total revenues increased by approximately 24% to $43.5 million in QE1 FY 2011 from $35.2 million in QE1 FY 2010;
•	Leasing revenues increased by 8% to $20.1 million in QE1 FY 2011 from $18.6 million in QE1 FY 2010;
•	Leasing revenues comprised 46% of total revenues in QE1 FY 2011 versus 53% in QE1 FY 2010;
•	Sales revenues increased by 41% to $23.4 million in QE1 FY 2011 from $16.6 million in QE1 FY 2010;
•	Adjusted EBITDA (1) increased by 12% to $8.5 million in QE1 FY 2011 from $7.6 million in QE1 FY 2010;
•	Adjusted EBITDA margin as a percentage of total revenues was 20% in QE1 FY 2011 versus 22% in QE1 FY 2010;
•	Interest expense increased to $4.3 million in QE1 FY 2011 from $3.7 million in QE1 FY 2010; and
•	The effect of the strengthening Australian dollar during the periods resulted in foreign currency exchange gains of $2.4 million for QE1 FY 2011 and $2.6 million for QE1 FY 2010.

Key Financial Highlights

•
When comparing September 30, 2010 with June 30, 2010, days sales outstanding in trade receivables lengthened slightly at Royal Wolf to 46 days from 43 days and shortened at Pac-Van to 48 days from 53 days;

•
Inventories, excluding the effect of foreign currency translation into the U.S. dollar reporting currency, increased by $2.2 million at September 30, 2010 from June 30, 2010, primarily to meet the increasing demand from the improving economy in the Asia-Pacific area;

•	The utilization rate of the total lease fleet, on a unit basis, increased slightly to 80% at September 30, 2010 from 79% at June 30, 2010;
•	Net capital expenditures for the lease fleet were under $1.0 million in both QE1 FY 2011 and QE1 FY 2010;
•
During QE1 FY 2011, outstanding borrowings were reduced by $4.1 million in the United States and, excluding the effect of foreign currency translation into the U.S. dollar reporting currency, were reduced by $1.3 million at Royal Wolf;

•	The Company was in compliance with the covenants of its senior credit and subordinated indebtedness at September 30, 2010; and
•
Trailing twelve-month (“TTM”) total revenues through September 30, 2010 were $164.5 million ($57.7 million in the United States and $106.8 million in the Asia-Pacific area) and as of September 30, 2010 TTM adjusted EBITDA was $32.4 million ($9.3 million in the United States and $23.1 million in the Asia-Pacific area).

(1) Earnings before interest, income taxes, impairment, depreciation and amortization and other non-operating costs and income (“EBITDA” and “adjusted EBITDA”) are supplemental measures of performance that are not required by, or presented in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”).  Adjusted EBITDA (which adds back share-based compensation expense) is a non-U.S. GAAP measure, is not a measurement of our financial performance under U.S. GAAP and should not be considered as an alternative to net income, income from operations or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flow from operating, investing or financing activities as a measure of liquidity.  We present adjusted EBITDA because we consider it to be an important supplemental measure of our performance and because it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry, many of which present EBITDA and a form of our adjusted EBITDA when reporting their results.

Business Overview

“We reported a solid quarter of improving operating and financial performance,” noted Ronald Valenta, General Finance’s President and Chief Executive Officer.  “Strong demand of our products in the Asia-Pacific region and our continuing emphasis on best practices in sales and operations are driving the increases in our results.  In the United States, we will continue to meet the challenges of lower customer demand with disciplined management of costs while expanding select product lines within our lease fleet.”

Charles Barrantes, General Finance’s Executive Vice President and Chief Financial Officer added, “While we continue to focus on controlling costs, we nonetheless feel positive about our prospects in the current fiscal year, particularly in the Asia-Pacific region where the economy is expanding.  Reduction of our overall leverage remains a principal objective and over the twelve months ended September 30, 2010 we generated free cash flow of $14.8 million and reduced our indebtedness by $17.8 million.  We are evaluating a variety of capital market initiatives to deleverage.”

Conference Call

A conference call is scheduled today, November 11, at 8:30 a.m. PST (11:30 am EST) to discuss the QE1 FY 2011 operating results.  The conference call number for U.S. participants is (866) 901-5096, the conference call number for participants outside the U.S. is (706) 643-3717 and the conference ID number for both conference call numbers is 17815661.  A replay of the conference call may be accessed through November 26, 2010 by U.S. callers by calling (800) 642-1687 or by callers outside the U.S. by calling (706) 645-9291; both U.S. callers and callers outside of the U.S. will utilize conference ID number 17815661 to access the replay of the conference call.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES Consolidated Statements of Operations (In thousands, except share and per share data) (Unaudited)
	Quarter Ended September 30,
	2009	2010
Revenues
Sales	$16,613	$23,389
Leasing	18,606	20,076
	35,219	43,465

Costs and expenses
Cost of sales (exclusive of the items shown separately below)	12,525	17,610
Direct costs of leasing operations	6,182	7,498
Selling and general expenses (a)	9,180	10,015
Depreciation and amortization	5,257	4,672

Operating income	2,075	3,670

Interest income	59	105
Interest expense (b)	(3,707)	(4,281)
Foreign currency exchange gain and other (c)	2,593	2,427
	(1,055)	(1,749)

Income before provision for income taxes	1,020	1,921

Provision for income taxes	372	726

Net income	648	1,195

Noncontrolling interest	(573)	(573)
Preferred stock dividends	(41)	(43)

Net income attributable to common stockholders	$34	$579

Net income per common share:
Basic	$0.00	$0.03
Diluted	0.00	0.03

Weighted average shares outstanding:
Basic	17,826,052	22,013,299
Diluted	17,826,052	22,025,352

(a) Includes share-based compensation expense of $246 and $173 during QE1 FY 2010 and QE1 FY 2011, respectively.

(b) Includes an unrealized gain on interest rate swap and option contracts of $141 and $250 during QE1 FY 2010 and QE1 FY 2011, respectively.

(c) The Company has certain U.S. dollar-denominated debt at Royal Wolf, including intercompany borrowings, which are remeasured at each financial reporting date with the impact of the remeasurement being recorded in the statement of operations as an unrealized gain or loss. Amounts exchanged into U.S. dollars from Australian dollars for repayments of this U.S. dollar-denominated debt will depend upon the currency exchange rate at the time, with differences in the exchange rate from when the borrowing was incurred being recorded in the statement of operations as a realized gain or loss. During Q1 FY 2010 and Q1 FY 2011, net unrealized and realized foreign exchange gains totaled $2,250 and $128, and $3,262 and 27, respectively.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES Consolidated Balance Sheet Information (In thousands) (Unaudited)
	June 30, 2010	September 30, 2010

Trade and other receivables, net	$25,667	$24,338
Inventories	19,063	23,475
Lease fleet, net	188,410	198,903
Total assets	346,880	361,457

Trade payables and accrued liabilities	25,246	26,915
Senior and other debt	186,183	190,456
Total stockholders’ equity	101,734	108,949

About General Finance Corporation

General Finance Corporation (www.generalfinance.com), through its indirect 86.2%-owned subsidiary, Royal Wolf  (www.royalwolf.com.au) and its indirect 100%-owned subsidiary Pac-Van (www.pacvan.com), sells and leases products in the portable services industry to a broad cross section of industrial, commercial, educational and government customers throughout Australia, New Zealand and the United States. These products include storage containers and freight containers in the mobile storage industry; and modular buildings, mobile offices and portable container buildings in the modular space industry.

Cautionary Statement About Forward-Looking Statements

Statements in this news release that are not historical facts are forward-looking statements.  Such forward-looking statements include, but are not limited to, statements addressing management’s views with respect to future financial and operating results, competitive pressures, market interest rates for our variable rate indebtedness, our ability to raise capital or borrow additional funds, changes in the Australian or New Zealand dollar relative to the U.S. dollar, regulatory changes, customer defaults or insolvencies, litigation, acquisition of businesses that do not perform as we expect or that are difficult for us to integrate or control, our ability to procure adequate levels of products to meet customer demand, adverse resolution of any contract or other disputes with customers, declines in demand for our products and services from key industries such as the Australian mining industry or the U.S. construction industry or a write-off of all or a part of our goodwill and intangible assets.  These involve risks and uncertainties that could cause actual outcomes and results to differ materially from those described in forward-looking statements.  We believe that the expectations represented by our forward looking statements are reasonable, yet there can be no assurance that such expectations will prove to be correct. Furthermore, unless otherwise stated, the forward looking statements contained in this press release are made as of the date of the press release, and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise unless required by applicable legislation or regulation. The forward-looking statements contained in this press release are expressly qualified by this cautionary statement. Readers are cautioned that these forward-looking statements involve certain risks and uncertainties, including those contained in filings with the Securities and Exchange Commission.

Contact

Charles E. Barrantes
Chief Financial Officer
(626) 584-9722 ext. 1007

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